                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                           Killbuck Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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
================================================================================

                            KILLBUCK BANCSHARES, INC.















                            NOTICE OF ANNUAL MEETING



                                       AND



                                 PROXY STATEMENT


















                           ANNUAL SHAREHOLDERS MEETING

                                 APRIL 23, 2001


================================================================================

                            KILLBUCK BANCSHARES, INC.
                               165 N. Main Street
                               Killbuck, OH 44637


                           NOTICE OF ANNUAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                 April 23, 2001

TO THE HOLDERS OF SHARES OF COMMON STOCK:

         Notice is hereby given that the Annual Meeting of the Shareholders of Killbuck Bancshares, Inc. (the "Corporation") will be held at the main office of the Corporation, 165 N. Main Street, Killbuck, Ohio, on Monday, April 23, 2001, at 7:30 p.m. (local time), for the purpose of considering and voting upon the following matters:

1. The election of four Directors (to be elected to Class C of the Corporation's staggered Board of Directors) to serve a three-year term or until their successors shall have been elected and qualified.

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS AT PRESENT KNOWS OF NO OTHER BUSINESS TO BE PRESENTED BY OR ON BEHALF OF THE CORPORATION.

         Shareholders of record at the close of business on March 24, 2001, are the only shareholders entitled to notice of and to vote at the Annual Shareholders Meeting.

                                           By order of the Board of Directors

                                                  Luther E. Proper

                                           Luther E. Proper, President and Chief
                                            Executive Officer


March 26, 2001

                                    IMPORTANT

         WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED.

                            KILLBUCK BANCSHARES, INC.
                                 KILLBUCK, OHIO


                                 PROXY STATEMENT

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Killbuck Bancshares, Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of Shareholders to be held on Monday, April 23, 2001, in accordance with the foregoing notice.

         Killbuck Bancshares, Inc. is a registered bank holding company of which The Killbuck Saving Bank Company (hereinafter collectively "Corporation") is its principal subsidiary.

         The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Corporation. All costs associated with the solicitation will be borne by the Corporation. The Corporation does not intend to solicit proxies other than by use of the mails, but certain officers and regular employees of the Corporation or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are first being mailed to shareholders on or about March 26, 2001.

         Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Corporation prior to the exercise of the proxy or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instructions, the proxy will be voted "FOR" the election of the three persons listed in this Proxy Statement.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only shareholders of record at the close of business on March 24, 2001, will be eligible to vote at the Annual Meeting or any adjournment thereof. As of March 24, 2001, the Corporation had outstanding 697,579 shares of no par value common stock. Shareholders are entitled to one vote for each share of common stock owned as of the record date.

         All Directors and Executive Officers of the Corporation as a group (comprised of eleven individuals), beneficially held 58,615 shares of the Corporation's common stock as of March 10, 2001, representing 8.40 percent of the outstanding common stock of the Corporation.

PRINCIPAL SHAREHOLDERS:

         To the Corporation's knowledge, except as noted below, no person or entity owns beneficially, directly or indirectly, 5 percent or more of the Corporation's outstanding common stock as of March 20, 2001.

                                                     AMOUNT AND NATURE OF                % OF
NAME AND ADDRESS OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP               CLASS
------------------------------------                 --------------------               -----
The Holmes Limestone Co.                        45,120 Shares                           6.47%
P.O. Box 295
Berlin, Ohio 44610

Thomas D. Gindlesberger                         35,000 Shares                           5.02%
401 Port Washington Road
Millersburg, Ohio  44654

                PROPOSAL #1 ELECTION OF DIRECTORS AND INFORMATION
                     WITH RESPECT TO DIRECTORS AND OFFICERS

CLASSIFICATION SYSTEM FOR THE ELECTION OF DIRECTORS

         The Corporation has a staggered system for the election of Directors. Directors are divided into three classes as nearly equal in number as possible. The Corporation has ten Directors, and they are elected to serve a three-year term.

INFORMATION WITH RESPECT TO NOMINEES

         The following information is provided with respect to each Class C (term to expire in 2001) nominee for Director and each present and continuing Director whose term of office extends beyond the Annual Meeting of the Corporation's Shareholders. Those nominees receiving the greatest number of votes will be elected as Directors. There is no minimum number of votes required to elect a Director.

                Name and Age                  Principal Occupation During            Director of the Corporation
                ------------                  ---------------------------            ---------------------------
                                                    Past Five Years                              Since
                                                    ---------------                              -----
     Ted Bratton                         Farmer                                                   1999
     (Age 40)
     Term expires 2001

     Thomas D. Gindlesberger             Attorney-at-Law                                          1992
     (Age 74)
     Term expires 2001

     Dean J. Mullet                      President, Mullet Cabinet                                1996
     (Age 48)
     Term expires 2001

     Michael S. Yoder                    Owens-Brockway                                           1994
     (Age 59)                            (Retired 1999)
     Term expires 2001

           THE DIRECTORS UNANIMOUSLY RECOMMEND A VOTE IN FAVOR OF THIS
                                  PROPOSAL #1.

INFORMATION WITH RESPECT TO DIRECTORS NOT STANDING FOR REELECTION

                Name and Age               Principal Occupation During                Director of the Corporation
                ------------               ---------------------------                ---------------------------
                                                  Past 5 Years                                   Since
                                                  ------------                                   -----
     John W. Baker                                                                                1992
     (Age 56)                            (President, Burgett Insurance through
     Term expires 2002                   December 31, 1997) Retired

     Robert D. Bell                      Chairman of the Board, Killbuck                          1992
     (Age 74)                            Bancshares, Inc. and The Killbuck
     Term expires 2000                   Savings Bank Co.

     Richard L. Fowler                   President, Mobile Homes of Ohio                          1992
     (Age 69)
     Term expires 2002

     Allan R. Mast                       Co-Owner Holmes M&M Construction                         1992
     (Age 51)
     Term expires 2000

     Luther E. Proper                    President and CEO, Killbuck Bancshares                   1992
     (Age 51)                            and The Killbuck Savings Bank Co.
     Term expires 2000

     Kenneth E. Taylor                   Farmer                                                   1992
     (Age 48)
     Term expires 2002

         The business experience of each of the above-listed nominees and Directors during the past five years was that typical to a person engaged in the principal occupation listed. Unless otherwise indicated, each of the nominees and Directors has had the same position or another executive position with the same employer during the past five years.

         Shareholders desiring to nominate individuals to serve as Directors may do so by following the procedure outlined in the Corporation's Code of Regulations requiring advance notice to the Corporation of such nomination and certain information regarding the proposed nominee.

SECURITY OWNERSHIP OF MANAGEMENT

                                                   Shares of Corporation
                                                       Common Stock               Percentage of
                                                   Owned Beneficially as      Beneficial  Ownership
               Name & Age                               of 3/10/01                as of 3/10/01
               ----------                               ----------                -------------
        John W. Baker(1)                                   106                           .02%
        Robert D. Bell (2)                                2,865                          .41%
        Ted Bratton(3)                                     245                           .04%
        Richard L. Fowler (4)                             8,228                         1.18%
        Thomas D. Gindlesberger                           35,000                        5.02%
        Craig A. Lawhead (5)                              1,540                          .22%
        Allan R. Mast (6)                                 1,980                          .28%
        Dean J. Mullet(7)                                  190                           .03%
        Luther E. Proper                                  6,700                          .96%
        Kenneth E. Taylor                                 1,361                          .20%
        Michael S. Yoder(8)                                400                           .06%

        All directors and executive officers
        as a group (11 persons)                           58,615                        8.40%

--------------------------------------------------------------------------------
     (1) 100 shares owned individually, 6 shares owned by son.
     (2) 2,500 shares owned individually, 365 shares in spouse's name.
     (3) 118 shares owned individually, 107 shares owned jointly with spouse, 20 owned by son.
     (4) 4,283 shares owned individually, 3,945 shares owned jointly with spouse.
     (5) 625 shares owned individually, 895 shares owned jointly with spouse, 20 shares in minor daughter's name.
     (6) 375 shares owned individually, 905 shares owned jointly with spouse, 700 shares owned in name of Holmes M & M Construction.
     (7) 130 owned individually, 60 owned in name of Mullet Cabinet.
     (8) 250 owned individually, 150 owned in spouse's name.

COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

         Committees

         The Board of Directors conducts its business through meetings of the Board and through its committees. In accordance with the Code of Regulations of the Corporation, the Board of Directors has appointed and maintains an Audit Committee, Executive Committee, Investment Committee, Securities Committee and Loan Committee.

         The Corporation's nominating function is performed by the Board of Directors acting as a committee of the whole. In conducting its nominating function, the Board of Directors of the Corporation is responsible for making annual nominations for Directors to fill vacancies created by expired terms of Directors and from time to time, making appointments to fill vacancies created prior to the expiration of a Director's term. During 2000, the Board met once to consider and act upon the nomination of Directors.

         The Audit Committee reviews with the Corporation's independent auditors, the audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Corporation's internal auditing procedures; consults with the independent auditors and management with regard to the Corporation's accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent auditors; reviews the independence of the independent auditors; and reviews the range of the independent auditors' audit and nonaudit fees. The Audit Committee is composed of Messrs. Baker, Mast, Taylor and Yoder (Chairman). The Audit Committee met 4 times during 2000.

         The Executive Committee is responsible for administering the Corporation's employee benefit plans; setting the compensation of the President and Chief Executive Officer; reviewing the criteria that form the basis for management's officer and employee compensation recommendations and reviewing management's recommendations in this regard. The Executive Committee is composed of Messrs. Baker, Bell, Bratton, Gindlesberger, and Mast (Chairman). The Executive Committee met 12 times during 2000.

         The Investment Committee is responsible for reviewing the securities portfolio of the Corporation. The Corporation's Securities Committee reviews and makes recommendations to the full Board on matters affecting the market for the Corporation's common stock and the Corporation's dividend policy.

         The Loan Committee reviews loan policy matters and approves loan requests as required by internal policy.

         The Board of Directors of the Corporation meets bi-monthly for its regular meetings and upon call for special meetings. During 2000, the Board met 24 times. All Directors of the Corporation attended at least 75 percent of the Board and Committee Meetings that they were scheduled to attend during 2000.

         Director Compensation

         Directors of the Corporation and its subsidiary, The Killbuck Savings Bank Company, received an annual retainer of $7,200 during 2000. The Chairman of the Board received an annual retainer of $9,600. Effective January 1, 2001, the fee stayed the same. In addition, committee members receive $150 per committee meeting attended.


AUDIT COMMITTEE REPORT

         The Audit Committee of the Corporation's Board of Directors (the "Committee") is composed of four directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the Board of Directors (Appendix
A). The members of the Committee are directors Baker, Mast, Taylor and Yoder. The Committee recommends to the Board of Directors the selection of the Corporation's independent accountants.

         Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee the processes.

         In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Corporation's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Committee has considered whether the provision of non-audit services by the independent accountants to the Corporation and its subsidiaries is compatible with maintaining the independence of the independent accountants.

         Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Michael S. Yoder, Chairman
John W. Baker
Allen R. Mast
Kenneth E. Taylor

         The Corporation's independent accountants billed the aggregate fees shown below for audit and other services rendered to Corporation and its subsidiaries for the year 2000.

         Audit Fees                                        $ 83,842
         All Other Fees                                    $ 22,947

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following remuneration table sets forth all direct remuneration paid by the Bank in 2000, 1999 and 1998 to the Corporation's President and Chief Executive Officer. No other Officers' total compensation exceeded $100,000 for the year ended 2000.

                           SUMMARY COMPENSATION TABLE

                                                                     Annual Compensation
                                                                     -------------------

                                                                                                     All Other
       Name and Principal Position               Year             Salary           Bonus            Compensation
       ---------------------------               ----             ------           -----            ------------
Mr. Luther E. Proper                             2000            $131,715         $24,298              $1,276
President and Chief Executive Officer            1999            $123,500         $21,790              $1,641
                                                 1998            $116,000         $22,844              $1,717

REPORT OF THE EXECUTIVE COMMITTEE OF KILLBUCK BANCSHARES, INC. ON COMPENSATION

         Under rules established by the Securities and Exchange Commission (the "SEC"), the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation's President and Chief Executive Officer and, if applicable, the four other most highly compensated Executive Officers, whose compensation exceeded $100,000 during the Corporation's fiscal year. The disclosure requirements, as applied to the Corporation, include only the Corporation's President and Chief Executive Officer Mr. Luther E. Proper. The disclosure includes the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting such officers. Killbuck Bancshares, Inc. is a holding company and owns a single operating subsidiary, The Killbuck Savings Bank Company. Killbuck Bancshares, Inc. has no direct employees. All disclosures contained in this Proxy Statement regarding executive compensation reflect compensation paid by The Killbuck Savings Bank Company. The Executive Committee of the Corporation has the responsibility of determining the compensation policy and practices with respect to all Executive Officers. At the direction of the Board of Directors, the Executive Committee has prepared the following report for inclusion in this Proxy Statement.

         Compensation Philosophy. This report reflects the Corporation's compensation philosophy as endorsed by the Executive Committee. The Executive Committee makes a recommendation regarding the level of compensation for Mr. Proper. The Executive Committee determines the level of compensation for all other Executive Officers within the constraints of the amounts approved by the Board.

         Essentially, the executive compensation program of the Corporation has been designed to:

     - Support a pay-for-performance policy that awards Executive Officers for corporate performance.
     -   Motivate key Executive Officers to achieve strategic business goals.
     - Provide compensation opportunities which are comparable to those offered by other peer group companies; thus allowing the Corporation to compete for and retain talented executives who are critical to the Corporation's long-term success.

         Salaries. Effective January 1, 2000, the Executive Committee recommended and the Board increased the salary paid to Mr. Proper. The increase reflected consideration of competitive data reported in compensation surveys and the Executive Committee's assessment of the performance of such executives over the intervening year and recognition of the Corporation's performance during 1999. In addition, the Executive Committee approved compensation increases for all other Executive Officers of the Corporation. Executive Officer salary increase determinations are based upon an evaluation of such executives' performance against goals set in the prior year.

         Cash Bonus Plan. The Corporation maintains a cash bonus plan (the "Bonus Plan") which allocates a portion of the Corporation's net income for the purpose of employee cash bonuses on an annual basis. The award of a bonus to any employee under the terms of the Bonus Plan is discretionary and in the case of Mr. Proper is determined by the Board of Directors upon the recommendation of the Executive Committee, and in all other cases is determined by the Executive Committee upon recommendation of management.

         The Executive Committee has determined that a significant portion of executive compensation should be payable in an annual bonus which shall be based principally upon the financial performance of the Corporation. The Executive Committee believes that it is important to reward executive management based upon the success of the Corporation.

THIS REPORT ON COMPENSATION IS SUBMITTED BY THE EXECUTIVE COMMITTEE MEMBERS:

     John Baker, Robert Bell, Ted Bratton, Thomas Gindlesberger, Allan Mast

EXECUTIVE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Luther E. Proper, the Corporation's President and Chief Executive Officer served as an Ex Officio member of the Executive Committee of the Corporation, which is responsible for compensation matters (see "Report of the Executive Committee of Killbuck Bancshares, Inc. on Compensation" in this Proxy Statement).

         Although Mr. Proper attends meetings of the Executive Committee as an Ex Officio member, he did not attend those portions of meetings, nor participate in any decisions, regarding his own compensation as an Executive Officer.

PERFORMANCE GRAPH - FIVE-YEAR SHAREHOLDER RETURN COMPARISON

         The SEC requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has selected the Dow Jones Equity Market Index and the Dow Jones Regional Bank Index for purposes of this performance comparison. The chart below compares the value of $100 invested on December 31, 1995, in the Corporation's stock, the Dow Jones Equity Market Index and the Dow Jones Regional Bank Index.


                              [BAR GRAPH OMITTED]

ASSUMES $100 INVESTED ON JANUARY 1, 1996
  IN KILLBUCK BANCSHARES, INC. COMMON STOCK,
  DOW JONES EQUITY MARKET INDEX & DOW JONES MAJOR
  REGIONAL BANK INDEX


  *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
---------------------------------------------------------------------------------------------------------------------------------
                                                                  1995        1996       1997        1998        1999       2000
                                                                  ----        ----       ----        ----        ----       ----
KILLBUCK BANCSHARES, INC.                                      $100.00     $144.53    $214.78     $291.82     $312.51    $311.44
DOW JONES EQUITY MARKET INDEX                                  $100.00     $122.02    $160.84     $200.88     $246.53    $223.68
DOW JONES REGIONAL BANK INDEX                                  $100.00     $139.76    $209.82     $222.62     $195.96    $230.96
---------------------------------------------------------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Directors of the Corporation and their associates were customers of, and have had transactions with, the Corporation in the ordinary course of business during 2000.

         These transactions consisted of extensions of credit by the Corporation in the ordinary course of business and were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons. In the opinion of the management of the Corporation, those transactions do not involve more than a normal risk of being collectible or present other unfavorable features. The Corporation expects to have, in the future, banking transactions in the ordinary course of its business with Directors and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time of comparable transactions with others. During 2000, Mr. Thomas Gindlesberger provided legal services to the Corporation, for which his firm received $30,000. The Corporation expects to retain the services of Mr. Gindlesberger in the future.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Corporation or written representations that no Form 5s were required, the Corporation believes that during 2000 all Section 16(a) filing requirements applicable to its officers and Directors were complied with. The Corporation has no shareholders who are ten percent beneficial owners.

                              SELECTION OF AUDITORS

         S. R. Snodgrass, A.C. has been appointed to serve as the Independent Auditor for the Corporation and its subsidiary for the fiscal year ended December 31, 2000. It is the intention of the Corporation to appoint S. R. Snodgrass, A.C. as Independent Auditor for 2001. Representatives of S. R. Snodgrass, A.C. are expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to have the opportunity to make any statements they consider appropriate.

                              SHAREHOLDER PROPOSALS

         If any stockholder of the Corporation wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Corporation to be held in 2002, the proposal must be received by the Secretary of the Corporation at the principal executive offices of the Corporation, 165 N. Main Street, Killbuck, Ohio 44637, prior to the close of business on November 23, 2001. On any other proposal raised by a stockholder for next year's annual meeting, the Corporation intends that proxies received by it will be voted in the interest of the Corporation in accordance with the judgment of the persons named in the proxy and the proposal will be considered untimely, unless notice of the proposal is received by the Corporation not later than January 30, 2002.

         The Corporation's Code of Regulations establish advance notice procedures as to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. In order to make a director nomination at a stockholder meeting, it is necessary that you notify the Corporation: (i) with respect to an election to be held at an annual meeting of Shareholders, not fewer than 45 days in advance of the corresponding date for the date of the preceding year's annual meeting of Shareholders, and (ii) with respect to an election to be held at a special meeting of Shareholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Shareholders. Therefore a shareholder desiring to make a nomination for consideration at the annual meeting of the Corporation in 2002 must provide notice of such nominee to the Corporation not later than January 30, 2001. In addition, the notice must meet all other requirements contained in the Corporation's Code of Regulations. Any stockholder who wishes to take such action should obtain a copy of the Code of Regulations and may do so by written request addressed to the Secretary of the Corporation at the principal executive offices of the Corporation.

                                  OTHER MATTERS

         The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A copy of the Corporation's 2000 report filed with the Securities and Exchange Commission, on Form 10-K, will be available without charge to shareholders on request. Address all requests, in writing, for this document to: Mr. Luther E. Proper, President & CEO, Killbuck Bancshares, Inc., 165 N. Main Street, Killbuck, Ohio 44637.

                                    EXHIBIT A
                            AUDIT DEPARTMENT CHARTER
                          KILLBUCK SAVINGS BANK COMPANY

AUDIT OBJECTIVE

Our primary audit objective is to provide an independent appraisal function through which the Audit Committee and Executive Management receive unbiased information and assurances that the system of internal controls is properly designed and functioning as intended. Audits will be conducted with due professional care and are designed to determine, by continuous review, that internal checks and controls provide adequate safeguards to ensure the Bank's general operating efficiency, and its compliance with managerial policies, laws, regulations, and Generally Accepted Accounting Principles. The audit objective includes promoting effective control at reasonable costs.

AUDIT APPROACH

General

Our audits will be performed in accordance with generally accepted internal auditing procedures and, accordingly, will include such tests and other auditing techniques as we consider necessary and appropriate for evaluating the effectiveness of the internal control structure. We will design our procedures to comply with recommendations set forth by regulatory agencies and OCC Bulletin 98-1 dated January 7, 1998. We will use a risk based system to ensure appropriate coverage of material areas and to determine the audit frequency schedule. A risk analysis form has been developed to document the risk assessment. The audit approach for accomplishing our objectives will consist of four phases:

     -   Planning
     -   Audit program preparation
     -   Audit tests and analysis
     -   Evaluation and reporting of audit results

Risk Analysis and Audit Frequency Schedule

Every activity at the Bank will be examined at least once every twenty-four months. Activities will be selected for more frequent reviews based on an assessment of risk inherent in the area. The nature, timing and extent of audit procedures performed in a given activity depends on:

     -   The results of the prior audit (internal, external, and regulatory)
     - The relative risk of an error or deviation from approved procedures occurring and going undetected
     -   The volume of activity, with emphasis on increasing volume
     -   The complexity and nature of such activity

     -   Cash or other asset exposure
     -   Material change in delinquency
     -   Change in management

Based upon the risk analysis, a risk rating of 1 to 4 will be assigned to each area, and the audit frequency will be set accordingly. For areas with a risk rating of 1 (relatively risk-free), audits will be performed every twenty-four months. Areas with a 2 (low risk), will be examined every twelve to fifteen months. Areas with a 3 (moderate risk) or a 4 (high risk), will be examined at least annually.

AUTHORITY

The Auditor shall have full authority to review and appraise policies, plans, procedures, and records. To exercise the authority, the Auditor shall have unrestricted access to all of the Bank's records, personnel, and physical properties relevant to the audit process. The Internal Auditor's freedom of access and review shall be limited to records to which such access and review will not subject Killbuck Savings Bank Company to potential conflicts with the laws governing the rights of privacy of employees or customers.

The Auditor shall have the authority to delegate access and review authority to subordinates, where appropriate. The Auditor shall also have the authority to revise the audit plan and procedures as circumstances dictate to effectively meet the objectives of the internal audit function.

In performing this function, the Auditor has no direct responsibility for, or authority over, any of the activities reviewed. Therefore, the internal audit review and appraisal does not, in any way, relieve persons in the organization of the responsibility assigned to them.

INDEPENDENCE

Independence is essential to an effective internal audit function. Independence permits the Auditor to render impartial and unbiased judgements and to preserve audit objectivity. Independence is achieved through organizational status and objectives.

To provide for the maximum degree of independence, the Auditor reports directly to the Audit Committee of the Board of Directors and does not have an involvement in day to day operations. The Audit Department will not serve in the capacity of dual control, or as a "checking agency" to supplement daily operating functions. These activities are the responsibility of management and should be provided solely within the framework of operating procedures. The Auditor's objectivity will not be adversely affected, however, by determining and recommending the need for and, where necessary, the type of standards of control to be established.

RESPONSIBILITIES

The responsibilities of the Board of Directors and Senior Management include, but are not limited to, the following:

     - Establishing an effective system of internal control, including an effective internal audit function.
     - Ensuring that the importance of internal controls is communicated and understood throughout the Bank.
     - Planning the audit to assure that the function will be carried out independently and without influence from Bank management.
     - Reviewing and approving the Internal Auditor's control risk assessment and scope of the audit plan.
     - Evaluating the audit function based on established criteria, such as timeliness of reports, comprehensiveness of the audit plan, and overall performance regarding the plan and such other matters. This evaluation should be performed on an annual basis.

The responsibilities of the Internal Auditor include, but are not limited to, the following:

     - Develop and maintain an efficient and comprehensive audit program that is reasonably designed to accomplish the stated objectives.
     - Prepare the audit plan for review with the Audit Committee. The plan will be reviewed at least annually and revised based on a formal risk analysis :hat considers prior audit results, personnel change, new regulations, etc., to ensure adequate coverage.
     - Utilizing formal audit programs, conduct audits of the various areas within the Bank to determine whether they are operating efficiently and effectively.
     - Conduct special examinations or procedures where deemed necessary, or at the request of the Audit Committee.
     - Prepare written reports of audit activities, summarizing findings and recommendations, for review with Executive Management and the Audit Committee. Workpapers should be maintained that adequately document the work performed and support the written reports issued.
     - Follow up on significant audit issues to ensure corrective action is taken.
     -   Act as liaison to federal examiners.
     - Stay abreast of current developments in the auditing industry and related matters.

AUDIT REPORTS

At the conclusion of each audit, the Auditor will conduct an exit interview with the area manager. All exceptions noted will be thoroughly reviewed with the manager. Written reports will be issued for each audit, detailing the audit scope and fully identifying deficiencies and other concerns noted.

A monthly report detailing the work performed during the month and a summary of audit findings will be prepared and distributed to the Audit Committee and Chairman of the Board. Additionally, on a quarterly basis, a progress report against the audit schedule and any open items identified in prior reports will be prepared and distributed to the Audit Committee. At this time, the Audit Committee should assess whether any internal control weaknesses or other exceptions previously noted are being resolved by management in an expeditious manner.

If, during the course of any audit, or at any time, an item of material concern is brought to the attention of the audit staff, the Auditor will immediately notify the Chairman of the Board and the Audit Committee when deemed necessary.

AUDIT STANDARDS

Standards are essential for professional performance. The Audit Department shall adopt the following standards for the professional practice of internal auditing as promulgated by the Institute of Internal Auditors, Inc.:

1.       TRAINING AND PROFICIENCY

         To ensure the Auditor possesses sufficient knowledge to carry out the stated objectives, emphasis will be placed on training and continuing education to stay abreast of new developments in accounting, auditing, banking, and data processing.

2.       INDEPENDENCE

         In all audit related matters, the Auditor shall maintain an objective and independent mental attitude. The Auditor shall not engage in any activity which could reasonably be construed to compromise independence.

3.       DUE CARE

         Due professional care will be exercised in the performance of the audit and report preparation. The Auditor's conduct should be such that good faith and integrity are not open to question. The Auditor shall:

         -  Exercise honesty, objectivity, and diligence in performing audits.
         - Exhibit professionalism in all matters pertaining to the affairs of Killbuck Savings Bank Company; however, will not knowingly be a party to any illegal or improper activity.
         - Reframe from entering into activity which may be in conflict with the interest of Killbuck Savings Bank Company or which would prejudice the ability to carry out assigned duties and responsibilities.
         - Not accept gifts from an employee or a business associate of Killbuck Savings Bank Company.

         - Be prudent in the use of information acquired in the course of an audit. Shall not use confidential information for personal gain or in a manner which would be detrimental to the welfare of Killbuck Savings Bank Company.
         - Use reasonable care to obtain sufficient factual evidence to support options expressed.

4.       SCOPE OF WORK

         The scope, frequency, and depth of audit procedures will be determined on the basis of an evaluation of the risk associated with each area of audit interest. The scope of the audit will generally encompass the following:

         - Review the reliability and integrity of financial and operational information including the means used to identify, measure, classify, and report such information.
         - Determine compliance with policies, plans, procedures, laws, and regulations.
         - Review the means of safeguarding assets and verify the existence of such assets.
         - Appraise the economy and efficiency with which resources are employed.
         -  Audit Department Charter Killbuck Savings Bank Company Page 6
         - Review operations and programs to ascertain whether results are consistent with established objectives and goals.

5.       PERFORMANCE OF AUDIT WORK

To design and perform the most efficient, effective, and useful audit, the Auditor will use the following steps:

         - Planning the Audit - Internal Auditors should understand the internal control structure to enable them to assess the risks associated with the audit.
         - Examining and Evaluating Information - Internal Auditors should collect, analyze, interpret, and document information to support audit results.
         - Communicating Results - Results of the audit will be communicated to management and the Audit Committee.
         - Following Up - Internal Auditors should follow up to ascertain that appropriate action is taken on significant audit findings.


EXTERNAL REVIEW

Once the internal audit reports have been issued, they will be the property of Killbuck Savings Bank Company. We will provide you with any copies of the related workpapers that you deem necessary, and employees authorized by you will have reasonable and timely access to the workpapers. We will maintain the workpapers at our office located at 626 North Fourth Street, Steubenville, Ohio. Examiners representing the Federal Reserve Bank and the Ohio Division of Banks will be granted immediate and full access to the internal audit reports and related workpapers.

                                INTERNAL CONTROL

Due to the dominant role the evaluation of internal control plays in the various objectives of internal auditing, a clearer understanding of internal control is warranted. Internal control is a process designed to provide reasonable assurance regarding the achievement of objectives in the following categories:

         -  Effective and efficiency of operations
         -  Reliability of financial and regulatory reporting
         -  Compliance with applicable laws and regulations

This definition reflects certain fundamental concepts:

         - Internal control is a process. It's a means to an end, not an end in itself.
         - Internal control is effected by people. It's not merely policy manuals and forms, but people at every level of Killbuck Savings Bank Company.
         - Internal control can be expected to provide only reasonable assurance, not absolute assurance, to the Bank's management and Board.
         - Internal control is geared to the achievement of objectives in one or more separate but overlapping categories.

Internal control consists of five interrelated components. These are derived from the way management runs a business, and are integrated with management process. The components are:

         - Control Environment - The core of any business is its people - their individual attributes, including integrity, ethical values and competence - and the environment in which they operate. They are the foundation on which everything rests.
         - Risk Assessment - The entity must be aware of and deal with the risks it faces. It must set objectives, integrated with the sales, production, marketing, financial, and other activities so that Killbuck Savings Bank Company is operating in concert. It also must establish mechanisms to identify, analyze, and manage the related risks.
         - Control Activities - Control policies and procedures must be established and executed to help ensure that the actions identified by management as necessary to address risks to achievement of the Bank's objectives are effectively carried out.
         - Information and Communication - Surrounding these activities are information communication systems. These enable Bank employees to capture and exchange the information needed to conduct, manage, and control its operations.
         - Monitoring - The entire process must be monitored and modifications made as necessary. In this way, the system can react dynamically, changing as conditions warrant.

Internal control, no matter how well designed and operated, can provide only reasonable assurance to management and the Board of Directors regarding achievement of any entity's objectives. The likelihood of achievement is affected by limitations inherent in all internal control systems. These include the realities that human judgment in decision-making can be faulty, persons responsible for establishing controls need to consider their relative costs and benefits, and breakdowns can occur because of human failures such as misunderstood instructions, personal carelessness, distractions, fatigue, etc. Controls can be circumvented by collusion of two or more people. Management also has the ability to override the internal control system. Additionally, any projection of a current evaluation of internal control to a future period is subject to the risk that compliance with procedures may deteriorate.

                            KILLBUCK BANCSHARES, INC.
                    165 N. MAIN STREET, KILLBUCK, OHIO 44637

                                      PROXY
                       PLEASE SIGN AND RETURN IMMEDIATELY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF SHAREHOLDERS APRIL 23, 2001


         The undersigned hereby appoints ROBERT D. BELL, ALLAN R. MAST AND LUTHER E. PROPER, or any one of them (with full power of substitution for me and in my name, place and stead), to vote all the common stock of said Corporation, standing in my name on its books on March 24, 2001, at the stockholders meeting, to be held at THE KILLBUCK SAVINGS BANK COMPANY, 165 N. MAIN STREET, KILLBUCK, OHIO ON APRIL 23, 2001 AT 7:30 P.M. (local time), or any adjournments thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1.       ELECTION OF FOUR DIRECTORS TO CLASS C

         The Board of Directors recommends a vote for the election of directors.

         Nominees:       Ted Bratton, Thomas D. Gindlesberger, Dean J. Mullet and Michael S. Yoder

         For All the Nominees                        Withholding Authority for All the Nominees

                  [ ]                                                  [ ]

         (To withhold authority to vote for any one or more nominees, draw a line through such nominee's name.)

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR AN ADJOURNMENT THEREOF.

This proxy will be voted as directed above, and if no direction is given, will be voted FOR PROPOSAL 1.


Dated:  ______________, 2001               _____________________________________

                                           _____________________________________
                                                Signatures of stockholder(s)



          This proxy must be signed exactly as the name appears hereon.
     (When signing as Attorney, Executor, Administrator, Trustee, Guardian, please give full title. If more than one Trustee, all should sign. All joint owners must sign.)